Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "THE SINGING MACHINE COMPANY, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 2022, AT 4:04 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-THIRD DAY OF MAY, A.D. 2022 AT 5:30 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2376345 8100
SR# 20222149785

Authentication: 203477016
Date: 05-19-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF THE SINGING MACHINE COMPANY, INC.

The Singing Machine Company, Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware ("**DGCL**"), hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation, as amended (the "**Certificate of Incorporation**").

2. Article Fourth of the Certificate of Incorporation is hereby amended by adding to the end thereof, the following new paragraph:

> "Upon the filing and effectiveness (the "Effective Time") of this Certificate of Amendment each thirty (30) shares of common stock issued and outstanding immediately prior to the Effective Time shall be combined into one (1) validly issued, fully paid and non-assessable share of common stock without any further action by the Corporation or the holder thereof; provided that no fractional shares shall be issued to any holder and that instead of issuing such fractional shares, the Corporation shall round shares up to the nearest whole number."

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment will take effect on the 23rd day of May at 5:30 pm Eastern Standard Time.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Gary Atkinson, its Chief Executive Officer, this 19th day of May, 2022.

By ____________________
NAME: Gary Atkinson
TITLE: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 05/19/2022
FILED 04:04 PM 05/19/2022
SR 20222149785 - File Number 2376345